Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports, incorporated herein by reference, dated September 25, 2007, for Legg Mason Partners Core Bond Fund, Legg Mason Partners Diversified Strategic Income Fund, Legg Mason Partners High Income Fund, and Legg Mason Partners Municipal High Income Fund, each a series of Legg Mason Partners Income Trust, as of July 31, 2007 and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

November 26, 2007

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report, incorporated herein by reference, dated September 25, 2007, for Legg Mason Partners Core Plus Bond Fund, a series of Legg Mason Partners Income Trust, as of July 31, 2007, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

November 26, 2007